Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201262) pertaining to the STORE Capital Corporation 2012 Long-Term Incentive Plan and STORE Capital Corporation 2015 Omnibus Equity Incentive Plan of STORE Capital Corporation of our report dated March 10,  2015, with respect to the consolidated financial statements and schedules of STORE Capital Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 10, 2015